Exhibit 99(C)(11)

 Project Metal  Discussion Materials  11 November 2020  CONFIDENTIAL  C:\BoxShare\Box\Real Estate NY\Clients\Taubman Centers\2019.11_Project Metal\04 Presentation\04 Fairness\Nov 2020 - Update\1. Presentation\Project Metal_SC Discussion Materials_11.11.2020.pptx  Time Stamp : 9 March 2017 10:42:26

 The information herein has been prepared by Lazard based upon information supplied by Titanium or Silver, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Titanium and/or certain statements, estimates and forecasts provided by Titanium with respect to the anticipated future performance of Titanium. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Titanium, Silver or any other entity, or concerning solvency or fair value of Titanium, Silver or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Titanium. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of Titanium, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. Lazard is not providing an opinion as to the relative merits of a transaction with Silver as compared to any other transaction or business strategy in which Titanium might engage or the merits of the underlying decision by Titanium to engage in a transaction with Silver. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in the engagement agreement that has been entered into by Lazard and the Special Committee.  Disclaimer  Project Metal  CONFIDENTIAL

 Table of Contents   Project Metal  CONFIDENTIAL  I EXECUTIVE SUMMARY  1  II TITANIUM FINANCIAL ANALYSIS  5

 Confidential  I Executive Summary  Project Metal

 Executive Summary  I Executive Summary  Project Metal  The Special Committee of the Board of Titanium is contemplating a revised transaction proposal that would contemplate entities affiliated with Silver acquiring for $43.00 per share/unit in cash (i) 100% of Titanium common equity and (ii) a number of OP units owned by the Titanium Family (the “Converting Titanium Family OP Units”) such that the Titanium Family would retain a 20% economic interest in a NewCo JV with Silver post-closing (the “Transaction”)Despite an initially positive market reaction to the announced transaction on 2/10/2020, market conditions subsequently deterioratedWhile Silver traded at $141.02 on the day prior to announcement, it traded to a 52-week low of $44.01 on 4/2/2020 and now trades at $78.84On 6/10/2020, Silver sent a termination notice to Titanium asserting that (i) the COVID pandemic constituted a MAE and (ii) Titanium had breached its obligations related to interim operating covenantsTitanium has consistently traded in the mid-$30s since the termination notice was made publicA legal process around wrongful termination has since ensued in the state of Michigan with a trial date set for 11/16/2020A revised price per share/unit of $43.00 in all cash consideration has been proposed for (i) 100% of Titanium common equity and (ii) the Converting Titanium Family OP UnitsTitanium Family will continue to roll its interest such that it will retain 20% of NewCo JV with Silver owning the 80% balance  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.  5

   11/13/2017: Brookfield Property proposes an acquisition of GGP for $23.00/share    2/14/2019: Announced agreement to sell 50% of interest in 3 Asia-backed shopping centers    2/28/2020: Announced completion of sale of 50% interest in CityOn.Xi’an to Blackstone     12/12/2017: Unibail-Rodamco agrees to acquire Westfield Corp.    4/30/2019: Lowered FFO outlook and disclosed acquisition of interest in The Gardens Mall    3/19/2020: Announced closure of most US malls in compliance with government mandates    3/19/2018: Claire’s files for bankruptcy    9/19/2019: Announced completion of sale of 50% interest in Starfield Hanam to Blackstone    5/5/2020: Announced Q1 earnings / liquidity measures and reopening update    3/26/2018: GGP agrees to be acquired after Brookfield raises its offer    9/30/2019: Forever 21 files for bankruptcy    6/10/2020: Silver delivered notice to Terminate Merger Agreement with Titanium    10/15/2018: Sears files for bankruptcy    1/24/2020: Silver reported to be considering a bid for Forever 21    6/25/2020: Titanium shareholders approved Merger Agreement with Silver    10/30/2018: Q3 Earnings beat, but guides down Q4 numbers below consensus    2/4/2020: Bloomberg reports that Silver and Titanium held deal talks    10/23/2020: Announced sale of Stamford Town Center to Safavieh    11/2/2018: Announced $500MM redesign of Beverly Center    2/10/2020: Announced agreement with Silver to be acquired at $52.50/share      Titanium Common Share Price Performance  I Executive Summary  Project Metal  A  B  C  H  D  E  G  I  P  J  L  M  N  O  F  K  Q  R  Titanium Common Share Price Since 2017  TitaniumShare Price  Volume(MM)  Transactions News    Industry News    Operations / Capital Allocation    Short Interest % Over Time    T  S  A  B  C  D  E  F  G  H  I  J  K  L  M  N  O  P  Q  R  S  T  $36.82  13.1%  $43.00 Offer Price  Source: Company filings, FactSet and Bloomberg as of 11/10/2020.  Titanium has traded down ~31% since 2/10/2020 when Silver announced it had reached an agreement to acquire Titanium at $52.50 per share  6

 Revised Transaction Overview  I Executive Summary  Project Metal  Implied Titanium Valuation & Summary Trading Metrics ($MM)  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Note: Net debt reflects pro forma balance per Management and public filings. Development at Book Value, Peripheral Land and Other Tangible Assets / (Liabilities) as of 9/30/2020.Assumes Management-provided dilutive share/unit count which includes adjustments to various equity awards to reflect the impact of the Transaction.Includes $12MM debt attributed to Titanium’s US office headquarters. NTM represents 2020E and 2021E for Original Transaction and Revised Transaction, respectively. Green Street implied cap rates represent NTM NOI as of 3Q19 and 3Q20, respectively. Revised Transaction 2021E Cash NOI per Management and excludes $5MM of projected NOI at share related to Anseong which is included in Development at Book Value.  7

 Titanium Management Updated Business Plan: Summary Projections  I Executive Summary  Project Metal  Key Management Assumptions  Projected Cash Flows @ Titanium Share  2020E: Reflects 3Q20 YTD actuals plus most recent Management budget for 4Q20NOI: 2021E reflects 90% of pre-COVID 2020 budgeted revenue and expenseU.S. portfolio assumes 3.0% NOI growth in 2022E, and 1.0% revenue growth with 3.0% expense growth from 2023E to 2025EAssume 6% SSNOI growth rate on Asia NOIIncludes stabilization of Anseong which is expected to occur in 2023EDeferred income recognized as Other CF ItemG&A: 2021E reflects run-rate estimates for recent cost reductions; expenses grown 3.0% thereafterIncludes (i) unallocated operating expenses and (ii) share of Asia G&ACapex: Near-term run-rate of ~$110-120MM in maintenance capex / tenant improvements during 2021E and 2022EIncludes certain deferred capex from 2020BAssumes TIs are flat through 2023E, and reduced 50% in 2024E-2025EMaintenance capex reduced by 50% in 2023E-2025E as roofing projects completedAssumes Anseong capex completed in 2020E  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share.Includes unallocated operating expenses and Asia G&A at share.2021E includes $56MM related to release of cash collateral on certain Asian assets expected in 1Q21 and 2Q21. Balance relates to expected income taxes at $4MM per year.  Illustrative Variance Analysis vs. Jan 2020 Projections  2021E FFO Build  8

 Confidential  II Titanium Financial Analysis  Project Metal

 Titanium Valuation Range  II Titanium Financial Analysis  Project Metal  Methodology      Implied $ Price Per Share/Unit Range  Comments & Assumptions            DiscountedCash Flows        WACC range of 6.0-8.0%Exit cap rate range of 6.0-7.5%                      Select ComparableCompanies Public Trading    Current NTMFFO (x)    3.9-7.9x range applied to Titanium’s NTM FFO per share/unit of $2.99 (2021E FFO)Midpoint reflects current average NTM FFOx of Select Comparable Companies as of 11/10/2020                          1-Year NTMFFO (x)    4.0-8.0x range applied to Titanium’s NTM FFO per share/unit of $2.99 (2021E FFO)Midpoint reflects 1-year historical average NTM FFOx of Select Comparable Companies                          3-Year NTMFFO (x)    8.6-12.6x range applied to Titanium’s NTM FFO per share/unit of $2.99 (2021E FFO)Midpoint reflects 3-year historical average NTM FFOx of Select Comparable Companies                      TransactionPrecedents        5.8% cap rate +50bps based on average of Brookfield / GGP and WPG / Glimcher transactions                      Additional Analysis(For ReferencePurposes Only)    Comparable Company Trading Premium/ (Discount) to NAV    Reflects applied 26-29% discount range to FactSet consensus NAV estimate of $40.53High / low driven by observed trading at Silver and MAC as of 11/10/2020GSA NAV estimates of $37.84 (for reference)                            PremiumsPaid Analysis    Reflects 13.1-22.4% premium range implied by the 25th and 75th percentiles from 18 U.S. REIT transactions >$1Bn in last 5-years where cash comprised >50% of aggregate considerationApplied to Titanium’s unaffected price of $26.42 as of 1/31/2020            Titanium Unaffected Price as of 1/31/2020: $26.42  Silver Revised Transaction Proposal: $43.00  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Note: Analysis at 12/31/2020 and uses mid-year convention. Net debt reflects pro forma balances per Management and public filings. Assumes Management-provided dilutive share/unit count which includes adjustments to various equity awards to reflect the impact of the Transaction. Peripheral Land and Net Other Assets / (Liabilities) as of 9/30/2020.  Titanium Current Price as of 11/10/2020: $36.82  10

 Discounted Cash Flow Analysis  II Titanium Financial Analysis  Project Metal  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Note: Analysis at 12/31/2020 and uses mid-year convention. Net debt reflects pro forma balances per Management and public filings. Assumes Management-provided dilutive share/unit count which includes adjustments to various equity awards to reflect the impact of the Transaction. Peripheral Land and Net Other Assets / (Liabilities) as of 9/30/2020.Exit cap rate based on 3-year mean implied cap rates of Select Comparable Companies with +75bps range applied.Includes unallocated operating expenses and Asia G&A at share.2021E includes $56MM related to release of cash collateral on certain Asian assets expected in 1Q21 and 2Q21. Balance relates to expected income taxes at $4MM per year.Assumes 7.0% discount rate.  Summary Cash Flows @ Titanium Share  Key Assumptions  Implied Valuation Analysis  Sensitivity Analysis      11

 Discounted Cash Flow Analysis: Select Sensitivity Analyses  II Titanium Financial Analysis  Project Metal  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Note: Analysis at 12/31/2020 and uses mid-year convention. Net debt reflects pro forma balances per Management and public filings. Assumes Management-provided dilutive share/unit count which includes adjustments to various equity awards to reflect the impact of the Transaction. Peripheral Land and Net Other Assets / (Liabilities) as of 9/30/2020.  WACC vs. NOI Growth Assumption  Exit Cap Rate vs. NOI Growth Assumption  Note: Assumes 7.0% discount rate  Implied Metrics At Various Exit Cap Rates  Note: Assumes 7.0% discount rate  Note: Assumes 6.75% exit cap rate  12

 II Titanium Financial Analysis  Project Metal  Historical Implied Cap Rate Analysis  Historical Implied Cap Rates Over Last Five Years  Source: Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.On 4/27/2020, GSA revised NTM NOI and Asset Values in the mall REIT sector downwards. On 8/27/2020, GSA amended its cap rate calculation to be based on stabilized underwriting. Historical averages exclude cap rates between the two periods. Reflects Titanium’s share price of $26.42 as of 1/31/2020 prior to rumored merger discussions with Silver. Select Comparable Companies are Silver and MAC.Reflects metrics from prior analysis presented on 2/9/2020.    Reflects change inGSA Cap Rate Methodology(a)  13

 WACC Analysis  II Titanium Financial Analysis  Project Metal  Select Comparable Companies Unlevered Beta Analysis  Titanium Peer-Derived WACC  Sources: Titanium Management projections as presented on 11/9/2020. Bloomberg, MSCI Barra Beta Global Equity Model, Duff & Phelps, FactSet and SNL Financial as of 11/10/2020.Note: Barra predicted local beta data as of 10/31/2020. Mid-point drivers held constant under each range of input assumptions for respective sensitivities. Total net debt includes pro rata portion of debt in unconsolidated joint ventures.Risk-free rate represents yield on U.S. 10-Year Treasury. Equity risk premium per Duff & Phelps (2020 Cost of Capital: Annual U.S. Guidance and Examples).Calculated based on Titanium 3Q 2020 10-Q.  2/9 Prior Analysis (L / UL Betas):Silver L / UL: 0.786 / 0.481Macerich L / UL: 1.203 / 0.367Median UL: 0.424        2/9 Prior Analysis:Risk-Free Rate: 1.6%Equity Risk Premium: 6.9%  14

 II Titanium Financial Analysis  Project Metal  Historical NTM FFO Multiples Analysis  Historical NTM FFO Multiples Over Last Five Years  Source: Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Reflects Titanium’s share price of $26.42 as of 1/31/2020 prior to rumored merger discussions with Silver.Select Comparable Companies are Silver and MAC.Reflects metrics from prior analysis presented on 2/9/2020.  15

 Precedent Transactions Analysis  II Titanium Financial Analysis  Project Metal  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Unaffected Date / Price reflects closing date prior to transaction announcement, or other relevant date as referenced in public filings for the respective transaction.FFO multiple for GGP / Brookfield transaction based on Management projected NTM FFO per 13E-3 filing.NTM FFO multiple and implied cap rate are based on Management projected 2021E FFO per share/unit of $2.99 and cash NOI of $524MM, respectively. Cash NOI is per Management and excludes $5MM of projected NOI at share related to Anseong which is included in Development at Book Value.  Select Precedent REIT Transaction Analysis  Select Additional Reference REIT Transactions    16

 Premiums Paid Analysis  II Titanium Financial Analysis  Project Metal  Source: Titanium Management projections as presented on 11/9/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Amended and Restated Agreement and Plan of Merger dated [11/11/2020] and draft Amended and Restated Joint Venture Operating Agreement dated [11/11/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 11/10/2020.Unaffected Date / Price reflects closing date prior to transaction announcement, or other relevant date as referenced in public filings for the respective transaction. Unaffected price for Titanium reflects share price of $ $26.42 as of 1/31/2020 prior to rumored merger discussions with Silver.1-Day and 30-Day VWAP based on most recent closing price prior to transaction announcement.Represents transactions for which cash comprised <50% consideration and are shown for informational purposes.  Select Precedent US REIT Transactions >$1Bn      Titanium Unaffected Share Price: $26.42  17